SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 19, 2000
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                              Southern Energy, Inc.
             (Exact name of registrant as specified in its charter)

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          Delaware                 001-16107               58-2056305
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 (State or other jurisdiction   (Commission File   (IRS Employer Identification
    of incorporation)                 Number)                  No.)


          1155 Perimeter Center West Suite 100, Atlanta, Georgia 30338
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (678) 579-5000
                          -----------------------------


                                       N/A
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         (Former name or former address, if changed since last report.)





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Item 2. Acquisition or Disposition of Assets.

    On December 19, 2000, Southern Energy, Inc. (the Company), through its subsidiaries and together with lessors in a leveraged lease transaction, closed the asset purchase from Potomac Electric Power Company (PEPCO) of PEPCO's generation assets in Maryland and Virginia. The net purchase price for these acquisitions was approximately $2.75 billion which includes working capital and capital expenditures of approximately $100 million and approximately $1.5 billion provided by a leveraged lease transaction. As part of the acquisition, the Company also assumed net liabilities, primarily transition power agreements and obligations under power purchase agreements, of approximately $2.4 billion.

    The acquired assets consist primarily of four generating stations:

    o the 1,412 MW coal and oil-fired Morgantown station located in Charles County, Maryland, approximately 50 miles from Washington, D.C.,

    o the 2,423 MW coal, oil and gas-fired Chalk Point station located in Prince George's County, Maryland, approximately 45 miles from Washington, D.C., including the assignment of PEPCO's rights and obligations to the 84 MW Southern Maryland Electric Cooperative, Inc. combustion turbine located at the Chalk Point station site,

    o the 837 MW coal, oil and gas-fired Dickerson station located in upper Montgomery County, Maryland, approximately 30 miles from Washington, D.C., and

    o the 482 MW coal-fired Potomac River station located in Alexandria, Virginia, in close proximity to Washington, D.C.

    In addition to the electric generating stations described above, the Company, through subsidiaries, also acquired three separate coal ash storage areas, a 51.5 mile oil pipeline serving the Chalk Point and Morgantown stations, and an engineering and maintenance service facility and related assets. The Company also entered into a lease of the land on which the Potomac River station is located, power sales agreements with PEPCO under two separate transition power agreements with terms of up to four years, a local area support agreement with PEPCO requiring the Potomac River station to operate for purposes of supporting a local load pocket, a three-year operation and maintenance agreement for PEPCO's two generating stations located in the District of Columbia (Benning and Buzzard Point) and the assumption of five of PEPCO's power purchase agreements totaling 735 MW (Ohio Edison, Panda-Brandywine, Northeast Maryland Waste Disposal Authority, Prince George's County Detention Center and Gude Landfill). The Company's rights to acquire the assets were assigned to certain of the Company's subsidiaries and the Company executed and delivered to PEPCO a parent guarantee to support the obligations of subsidiaries under the project agreements. In addition, as part of the acquisition, approximately 950 PEPCO employees became employees of a subsidiary of the Company.

    The acquired assets are located in the PJM Interconnection market, which encompasses all or a part of Pennsylvania, New Jersey, Maryland, Virginia and the District of Columbia. The PJM Interconnection market is the largest centrally-dispatched power pool in the United States. The PJM Interconnection enables participants to buy and sell energy and ancillary services, schedule bilateral transactions and reserve transmission service.

    The PEPCO assets provide a range of capacity across the PJM Interconnection dispatch curve. There is approximately 2,700 MW of baseload capacity, 1,400 MW of cycling capacity, and 1,055 MW of peaking capacity. Likewise, there is a wide range of fuels consumed at the facilities, and approximately 94% of the total generating capacity can burn multiple fuels.

    As part of the acquisition, the Company entered into two separate transition power agreements with PEPCO to provide energy, capacity and ancillary services to PEPCO's default retail customers. One of the transition power agreements is for service to PEPCO's default customers in Maryland and has a term through June 30, 2004. The other transition power agreement is for service to PEPCO's default customers in the District of Columbia and expires December 18, 2004. Under both transition power agreements, the Company is obligated to provide capacity and ancillary services for the entire term. The Company is also obligated under both contracts to provide 100% of the energy requirements for the first contract year and 75% of the energy requirements for the second contract year. Beginning in the second contract year, PEPCO has the option of purchasing additional energy requirements in 25% increments up to the level purchased in the prior contract year. PEPCO's current peak demand requirements for the existing retail customers are approximately 5,300 MW. With a total generation portfolio of 5,889 MW, including the power purchase agreements, these transition power agreements provide a significant portion of the Company's revenues for the first two to four years and thereby mitigate the market price volatility risk. The pricing for these services in each of the agreements is below current market prices.

    Under the asset purchase and sale agreement, the Company assumed the obligations and benefits of five power purchase agreements with a total capacity of 735 MW. Three of the power purchase agreements (Ohio Edison, Panda-Brandywine and Northeast Maryland Waste Disposal Authority) represent 730 MW.

    In connection with the acquisition, the Company entered into credit agreements with a syndicate of banks led by Credit Suisse First Boston, New York Branch, as arranger, and seven other banks that provided the following:

o       two   facilities   to  SE  North  America   Generating,   the  Company's
        wholly-owned subsidiary, totaling $1.02 billion with recourse to SE North America Generating

o       one facility of $650 million to the Company with recourse to the Company

In addition, the Company entered into leveraged lease transactions that provided $1.5 billion of the purchase price at closing. Equity funding by third party owner lessors provided approximately $299 million. The issuance and sale of three series of certificates pursuant to a 144A offering raised the remaining $1.22 billion of lease debt. Under the leveraged lease financing arrangements, the owner lessors acquired the Dickerson and Morgantown baseload facilities and leased these facilities to a subsidiary of the Company under long term lease agreements. The leases will be treated as operating leases for book purposes whereby one of the Company's subsidiaries will record periodic lease rental expenses.


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


(a)      Financial Statements of the businesses acquired.

                  N/A

(b)      Pro forma financial information.

                  Pro forma financial information will be provided in an amended 8-K filing on or before March 3, 2001.









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                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:     January 3, 2001                           SOUTHERN ENERGY, INC.



                                                  By /s/ James A. Ward
                                                  ------------------------------
                                                  James A. Ward
                                                  Senior Vice President, Finance
                                                  And Accounting
                                                 (Principal Accounting Officer)